Exhibit (23)(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
     (1) Registration Statements (Form S-3 Nos. 333-60725, 333-76422, 333-81371, 333-84160, 333-84556, and 333-90798) of
           Compass  Bancshares, Inc.,
     (2)  Registration Statements (Form S-4 Nos. 333-69524 and 333-129940) of Compass  Bancshares, Inc., and
     (3)  Registration Statements (Form S-8 Nos. 33-26884, 33-57003, 33-65437, 333-15115, 333-15117, 333-66266, 333-67835, 333-86455,
           333-90806, 333-101674, and 333-101975) of Compass Bancshares, Inc.;
of our reports dated February 26, 2007, with respect to the consolidated financial statements of Compass Bancshares, Inc., Compass Bancshares, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Compass Bancshares, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Birmingham, Alabama
February 26, 2007